Exhibit 23.1

Consent of Independent Public Accountants

We consent to the incorporation by reference in the Form S-8 Registration Statements, File Numbers, 033-65256, 033-65254, 033-65890, 333-07735, 333-46791, 333-46795, 333-46797, and 333-46809 of our report dated July 30, 2012 with respect to the consolidated financial statements and schedule of Butler National Corporation included in the Annual Report Form 10-K for the year ended April 30, 2013.

/s/ L.L. Bradford and Company, LLC
Kansas City, Missouri
July 26, 2013